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                                    EXHIBIT 4

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Norkse Skog Canada Limited

We consent to the use of the following reports in this annual report on Form 40-F (the "Form 40-F") of Norske Skog Canada Limited (the "Company"):

      - Auditors' Report to the Shareholders dated January 21, 2005 included in the Annual Report of the Company and incorporated by reference in the Form 40-F; and

      - Comments by Auditor for U.S. Readers on Canada - U.S. Reporting Differences dated January 21, 2005 included herein.

We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-98605) on Form S-8 of the Company.

(signed) KPMG LLP
Chartered Accountants

Vancouver, Canada
January 21, 2005

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COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the changes described in Note 3 to the financial statements. Our report to the shareholders dated January 21, 2005, incorporated by reference herein, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

(signed) KPMG LLP
Chartered Accountants

Vancouver, Canada
January 21, 2005